Exhibit 99.1

Kaiser Aluminum Corporation Announces First Quarter 2025 Earnings Release, Conference Call,

and Change in Inventory Accounting Methodology

FRANKLIN, Tenn., April 2, 2025 – Kaiser Aluminum Corporation (NASDAQ: KALU) (“Kaiser” or the “Company”) today announced that it plans to release its first quarter 2025 financial and operating results on Wednesday, April 23, 2025, after the market closes. The Company will host its quarterly conference call on Thursday, April 24, 2025, at 10:00 a.m. Eastern Time.

The conference call can be directly accessed from the U.S. and Canada at (877) 423-9813 and accessed internationally at (201) 689-8573. The conference call ID number is 13752771. A live webcast and related presentation slides will be available through the Investors portion of the Company's website at https://investors.kaiseraluminum.com. An audio archive will be available on the Company’s website following the call.

In addition, the Company announced that it has changed its method of accounting for inventories from last-in, first-out (“LIFO”) to weighted average cost (“WAC”) effective January 1, 2025. The Company believes that this change improves the comparability of the Company's operational results between periods by removing LIFO income or charge in a period resulting from LIFO valuation and changes to historical LIFO layers. Additionally, the Company believes that the new methodology better reflects the physical flow of goods and simplifies the financial close process by utilizing the WAC methodology for all internal and external reporting purposes.

The inventory accounting methodology change resulted in an increase to Inventory and Retained earnings (net of tax) of $46.8 million and $35.6 million, respectively, both as of January 1, 2023. Financial statements for the full year 2023 and the quarters and full year 2024 were adjusted to reflect the impact of the methodology change as follows:

	As Previously Reported	Effect of WAC Change	As Adjusted (unaudited)
	(In millions of dollars, except per share amounts)
Statements of Consolidated Income (Loss) for the year ended December 31, 2023
Cost of products sold, excluding depreciation and amortization	$2,754.9	$(26.7)	$2,728.2
Operating income	95.8	26.7	122.5
Income tax provision	(9.1)	(6.1)	(15.2)
Net income	47.2	20.6	67.8

Net income per common share:
Basic	$2.95	$1.30	$4.25
Diluted	$2.92	$1.29	$4.21

Consolidated Balance Sheet as of December 31, 2023
Receivables, other	$12.4	$0.1	$12.5
Inventories	477.2	73.5	550.7
Deferred tax assets, net	6.0	(2.6)	3.4
Deferred tax liabilities	13.9	14.8	28.7
Retained earnings	10.1	56.2	66.3

Statements of Consolidated Cash Flows for the year ended December 31, 2023
Net income	$47.2	$20.6	$67.8
Deferred income taxes	7.5	6.1	13.6
LIFO valuation inventory expense	1.0	(1.0)	—
Inventories	47.2	(25.7)	21.5
Net cash provided by operating activities	211.9	—	211.9

	As Previously Reported	Effect of WAC Change	As Adjusted (unaudited)
	(In millions of dollars, except per share amounts)
Statements of Consolidated Income (Loss) for the year ended December 31, 2024
Cost of products sold, excluding depreciation and amortization	$2,691.1	$(24.5)	$2,666.6
Operating income	87.7	24.5	112.2
Income tax provision	(16.7)	(5.6)	(22.3)
Net income	46.8	18.9	65.7

Net income per common share:
Basic	$2.91	$1.17	$4.08
Diluted	$2.87	$1.15	$4.02

Consolidated Balance Sheet as of December 31, 2024
Receivables, other	$22.0	$0.2	$22.2
Inventories	503.9	98.0	601.9
Deferred tax assets, net	7.2	(3.2)	4.0
Other accrued liabilities	79.4	(0.1)	79.3
Deferred tax liabilities	24.1	20.0	44.1
Retained earnings	6.2	75.1	81.3

Statements of Consolidated Cash Flows for the year ended December 31, 2024
Net income	$46.8	$18.9	$65.7
Deferred income taxes	6.8	5.8	12.6
LIFO valuation inventory expense	3.5	(3.5)	—
Trade and other receivables	(4.4)	(0.1)	(4.5)
Inventories	(29.4)	(21.0)	(50.4)
Accrued liabilities	10.0	(0.1)	9.9
Net cash provided by operating activities	167.1	—	167.1

	As Previously Reported	Effect of WAC Change	As Adjusted (unaudited)
	(In millions of dollars, except per share amounts)
Statements of Consolidated Income (Loss) for the quarter ended March 31, 2024
Cost of products sold, excluding depreciation and amortization	$642.9	$8.4	$651.3
Operating income	32.7	(8.4)	24.3
Income tax provision	(7.5)	2.0	(5.5)
Net income	24.6	(6.4)	18.2

Net income per common share:
Basic	$1.53	$(0.40)	$1.13
Diluted	$1.51	$(0.39)	$1.12

Consolidated Balance Sheet as of March 31, 2024
Receivables, other	$11.2	$0.1	$11.3
Inventories	471.3	65.1	536.4
Deferred tax assets, net	5.4	(2.3)	3.1
Deferred tax liabilities	19.5	13.1	32.6
Retained earnings	22.1	49.8	71.9

Statements of Consolidated Cash Flows for the quarter ended March 31, 2024
Net income	$24.6	$(6.4)	$18.2
Deferred income taxes	6.8	(2.0)	4.8
Inventories	4.4	8.4	12.8
Net cash provided by operating activities	63.3	—	63.3

	As Previously Reported	Effect of WAC Change	As Adjusted (unaudited)
	(In millions of dollars, except per share amounts)
Statements of Consolidated Income (Loss) for the quarter ended June 30, 2024
Cost of products sold, excluding depreciation and amortization	$690.5	$(20.7)	$669.8
Operating income	15.5	20.7	36.2
Income tax provision	(0.8)	(4.9)	(5.7)
Net income	3.1	15.8	18.9

Net income per common share:
Basic	$0.19	$0.99	$1.18
Diluted	$0.19	$0.96	$1.15

Consolidated Balance Sheet as of June 30, 2024
Receivables, other	$13.4	$0.1	$13.5
Inventories	446.9	85.8	532.7
Deferred tax assets, net	6.0	(2.8)	3.2
Deferred tax liabilities	20.6	17.5	38.1
Retained earnings	12.5	65.6	78.1

Statements of Consolidated Income (Loss) for the six months ended June 30, 2024
Cost of products sold, excluding depreciation and amortization	$1,333.4	$(12.3)	$1,321.1
Operating income	48.2	12.3	60.5
Income tax provision	(8.3)	(2.9)	(11.2)
Net income	27.7	9.4	37.1

Net income per common share:
Basic	$1.72	$0.59	$2.31
Diluted	$1.69	$0.58	$2.27

Statements of Consolidated Cash Flows for the six months ended June 30, 2024
Net income	$27.7	$9.4	$37.1
Deferred income taxes	6.4	2.9	9.3
LIFO valuation inventory expense	4.5	(4.5)	—
Inventories	22.6	(7.8)	14.8
Net cash provided by operating activities	89.6	—	89.6

	As Previously Reported	Effect of WAC Change	As Adjusted (unaudited)
	(In millions of dollars, except per share amounts)
Statements of Consolidated Income (Loss) for the quarter ended September 30, 2024
Cost of products sold, excluding depreciation and amortization	$671.8	$4.2	$676.0
Operating income	17.4	(4.2)	13.2
Income tax provision	(3.4)	1.0	(2.4)
Net income	12.0	(3.2)	8.8

Net income per common share:
Basic	$0.75	$(0.21)	$0.54
Diluted	$0.74	$(0.20)	$0.54

Consolidated Balance Sheet as of September 30, 2024
Receivables, other	$0.9	$0.1	$1.0
Inventories	473.9	81.6	555.5
Deferred tax assets, net	6.3	(2.7)	3.6
Deferred tax liabilities	23.7	16.6	40.3
Retained earnings	11.8	62.4	74.2

Statements of Consolidated Income (Loss) for the nine months ended September 30, 2024
Cost of products sold, excluding depreciation and amortization	$2,005.2	$(8.1)	$1,997.1
Operating income	65.6	8.1	73.7
Income tax provision	(11.7)	(1.9)	(13.6)
Net income	39.7	6.2	45.9

Net income per common share:
Basic	$2.47	$0.38	$2.85
Diluted	$2.44	$0.37	$2.81

Statements of Consolidated Cash Flows for the nine months ended September 30, 2024
Net income	$39.7	$6.2	$45.9
Deferred income taxes	8.5	1.9	10.4
LIFO valuation inventory expense	8.8	(8.8)	—
Inventories	(8.7)	0.7	(8.0)
Net cash provided by operating activities	123.7	—	123.7

Statements of Consolidated Income (Loss) for the quarter ended December 31, 2024
Cost of products sold, excluding depreciation and amortization	$685.9	$(16.4)	$669.5
Operating income	22.1	16.4	38.5
Income tax provision	(5.0)	(3.7)	(8.7)
Net income	7.1	12.7	19.8

Net income per common share:
Basic	$0.44	$0.79	$1.23
Diluted	$0.43	$0.78	$1.21

Reconciliation of Non-GAAP Measures - Consolidated

As Adjusted (Unaudited)

(In millions of dollars)

	For the Year Ended		For the Quarter Ended
	December 31, 2023	December 31, 2024	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
GAAP net income	$67.8	$65.7	$18.2	$18.9	$8.8	$19.8
Interest expense	46.9	43.7	11.5	11.1	10.7	10.4
Other (income) expense, net	(7.4)	(19.5)	(10.9)	0.5	(8.7)	(0.4)
Income tax provision	15.2	22.3	5.5	5.7	2.4	8.7
GAAP operating income	122.5	112.2	24.3	36.2	13.2	38.5
Mark-to-market loss (gain)	—	—	—	2.2	—	(2.2)
Restructuring costs	5.0	7.6	0.1	6.8	0.7	—
Non-cash asset impairment charge	—	0.4	0.4	—	—	—
Other operating NRR[1] loss	0.2	4.4	0.4	—	3.3	0.7
Operating income, excluding operating NRR[1] items	127.7	124.6	25.2	45.2	17.2	37.0
Depreciation and amortization	108.6	116.4	28.8	29.0	29.0	29.6
Adjusted EBITDA[2]	$236.3	$241.0	$54.0	$74.2	$46.2	$66.6

Adjusted EBITDA[2] as previously reported	$209.6	$216.5	$62.4	$53.5	$50.4	$50.2
Effect of inventory methodology change	$26.7	$24.5	$(8.4)	$20.7	$(4.2)	$16.4

1.
NRR is an abbreviation for non-run-rate; NRR items are pre-tax.
2.
Adjusted EBITDA represents consolidated operating income, excluding operating non-run-rate items, plus Depreciation and amortization.

About Kaiser Aluminum Corporation

Kaiser Aluminum Corporation, headquartered in Franklin, Tenn., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly engineered solutions for aerospace and high-strength, packaging, general engineering, custom automotive and other industrial applications. The Company’s North American facilities produce value-added plate, sheet, coil, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of its culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company’s web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flow of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying tables.

The non-GAAP financial measure used within this earnings release include adjusted EBITDA. As more fully described in these reports, “non-run-rate” items are items that, while they may occur from period to period, are particularly material to results, impact costs primarily as a result of external market factors and may not occur in future periods if the same level of underlying performance were to occur. This measure is presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors. Reconciliations of certain forward looking non-GAAP financial measures to comparable GAAP measures are not provided because certain items required for such reconciliations are outside of the Company's control and/or cannot be reasonably predicted or provided without unreasonable effort.

Contact:

Addo Investor Relations

Investors@KaiserAluminum.com

(949) 614-1769